Exhibit 16.1

June 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Volcom, Inc. (formerly Stone Boardwear, Inc.) (copy attached), which we understand will be filed with the Commission pursuant to regulation S-K Item 304 as part of the Company’s Amendment No. 1 to Form S-1 Registration Statement dated June 2, 2005. We agree with the statements concerning our firm in such Form S-1 Registration Statement.

Sincerely,

/s/ Moss Adams LLP